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                                  EXHIBIT 23.2


     CONSENT OF JOEL S. BAUM, P.A., INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT




JOEL S. BAUM, P.A.

CERTIFIED PUBLIC ACCOUNTANT             MEMBER:
                                        American Institute of CPAs
                                        Florida Institute of CPAs
                                        AICPA SEC & Private Companies
                                        Division



Capitol Communities Corporation
25550 Hawthorne Blvd.
Suite 207
Torrance, CA 90505


                 CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We consent to the use of our firm's audit dated September 30, 1995 by reference in the Registration Statement (Form S-8) of Capitol Communities Corporation.

September 18, 1996
Coral Springs, Florida


                                                       By:     /s/ Joel Baum





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